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                                                                   EXHIBIT 10.29


                             AMENDMENT TO AGREEMENT

         This AMENDMENT to AGREEMENT (this "Amendment") is entered into as of the ___ day of August, 1997, by and between 800 TRAVEL SYSTEMS, INC., a Delaware corporation with an address at 4802 Gunn Highway, Suite 140, Tampa, Florida 33624 (the "Company"), and PERRY TREBATCH, an individual with an address at 32 Nassau Drive, Great Neck, New York 11021 ("Stockholder").

                                R E C I T A L S

         On June 2, 1997, the Company filed a registration statement on Form SB-2 (as such document may hereinafter be amended or supplemented, the "Registration Statement") with the Securities and Exchange Commission (the "SEC") with respect to the proposed initial public offering of its securities (the "IPO"), which the Company currently contemplates completing with First London Securities Corporation as the representative of the underwriters (First London Securities Corporation or its replacement being referred to herein as the "Representative").

         On May 30, 1997, Stockholder and the Company entered into an agreement (the "Agreement") with respect to (i) the registration of and restriction on sale imposed on shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") held by Stockholder (the "Shares"); (ii) the issuance by the Company to Stockholder of warrants to purchase 300,000 shares of Common Stock (the "Warrants"); and (iii) the repayment of certain indebtedness owing from the Company to Stockholder.

         Stockholder and the Company now wish to amend certain provisions of the Agreement.

         NOW, THEREFORE, in consideration of the premises hereof and the consideration set forth herein, the parties hereto agree to amend the Agreement as follows:

         A. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same respective meanings herein as in the Agreement.

         B.  Section 1.1.  The Agreement is hereby amended by deleting Section
1.1 thereof in its entirety and inserting the following new Section 1.1 in lieu thereof:

         "SECTION 1.1. Purchase of Certain Shares. In the event that the Representative exercises the entire over-allotment option with respect to the IPO (the "Over-allotment Option"), then, within five
         (5) business days after the closing of the sale of the Company's securities pursuant to the Over-allotment Option, the Company shall redeem from Stockholder 250,000 Shares at a redemption price of $4.00 per Share payable by wire transfer of immediately available funds. It is specifically understood and agreed that the Company shall have no obligation to Stockholder to redeem any Shares in the event that the Representative does not exercise its Over-allotment Option in full."
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         C.  Section 1.2.  The Agreement is hereby amended by deleting Section
1.2 thereof in its entirety and inserting the following new Section 1.2 in lieu thereof:

         "SECTION 1.2. Registration of Certain Shares. In connection with the IPO, the Company shall exercise its best efforts to cause 110,000 Shares (which shall include the 60,000 Shares issued to Stockholder on January 22, 1997) to be registered for sale pursuant to the Registration Statement (the Shares so registered being referred to herein as the "Registered Shares"); provided, however, that Stockholder shall not, directly or indirectly, sell, offer to sell, grant an option for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (collectively, "Sell") any of the Shares so registered for a period of 15 days from the date of the closing of the IPO (the "IPO Closing")."

         D.  Section 1.3.  The Agreement is hereby amended by deleting Section
1.3 thereof in its entirety and inserting the following new Section 1.3 in lieu thereof:

         "SECTION 1.3.  Sale of Remaining Shares.

         (a) In the event that the Representative exercises the Over-allotment Option in full, the Company and Stockholder hereby agree that:

                 (i) Stockholder shall not Sell fifty percent (50%) of the Registered Shares (55,000 Registered Shares) for a period of six (6) months after the IPO Closing, it being understood that Stockholder may Sell the remaining fifty percent (50%) of the Registered Shares immediately upon registration, subject only to the 15-day lock-up provision in Section 1.2; and

                 (ii) Stockholder shall not Sell 50,000 of the 120,000 Shares not being redeemed pursuant to Section 1.1. or registered pursuant to Section 1.2 (the "Unregistered Shares") for a period of one (1) year after the IPO Closing, and shall not Sell another 50,000 of the Unregistered Shares for a period of 18 months after the IPO Closing, it being understood and agreed that Stockholder may Sell the remaining 20,000 Unregistered Shares at any time, pursuant to and in accordance with the limitations set forth in Rule 144 under the Securities Act of 1933, as amended, or any successor rule then in effect ("Rule 144")."

         (b) Unless and until the Representative exercises the Over-allotment Option in full (in which case Stockholder's right to Sell its Shares shall be governed by Section 1.3(a) above), the Company and Stockholder hereby agree that:





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                 (i)      Stockholder shall be permitted to Sell not more than
                          10,000 Registered Shares during the first 15-day period following the 15-day lock-up period referred to in Section 1.2 and 20,000 Registered Shares in each of the five (5) consecutive 30-day periods thereafter, it being acknowledged and understood that the Company has no discretion over the timing of the Representative's exercise of the Over-Allotment Option within the 45 days granted to it; provided, that if Stockholder does not Sell all of the Registered Shares which may be sold by him during any 15- or 30-day period, such Registered Shares may be added to those which may be Sold during a subsequent 30-day period. By way of illustration, and not of limitation, if the Representative exercises its Over-Allotment Option on the 44th day after the IPO Closing, Stockholder will have been permitted to Sell only 10,000 Registered Shares in the 15-day period following the 15-day lock-up period (ending on the 30th day after the IPO Closing) and an additional 20,000 shares in the subsequent 30-day period (ending on the 60th day after the IPO Closing); but, as a result of the exercise of the Over-Allotment Option in full, from and after the 44th day after the IPO Closing, Stockholder's right to Sell will be determined pursuant to Section 1.3(a)(i) above;

                 (ii) with respect to the Private Placement Shares, Stockholder shall comply with the "lock-up" provisions provided for in the Subscription Agreement pursuant to which they were purchased, such that Stockholder shall not Sell 50,000 of such Private Placement Shares for a period of six (6) months after the IPO Closing, it being understood that Stockholder may Sell the remaining 50,000 Private Placement Shares immediately pursuant to and in accordance with the limitations set forth in Rule 144.

                 Stockholder shall be permitted to Sell any Shares whose sale is not restricted pursuant to the foregoing clauses (i) or
                 (ii) pursuant to and in accordance with the limitations set forth in Rule 144.

         (c) The Company will respond promptly and in good faith to any request from Stockholder for the removal of legends from the certificates representing any Shares to permit their sale as provided herein."

         E.  Section 3.1.  The Agreement is hereby amended by deleting Section
3.1 thereof in its entirety and inserting the following new Section 3.1 in lieu thereof:

         "SECTION 3.1. Extension of Maturity. The Company acknowledges and agrees that it is indebted to Stockholder in the aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Indebtedness"). Within two (2) business days after the execution and delivery of this Amendment, the Company shall pay to Stockholder by





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         check sent via FedEx (or similar nationally-recognized overnight courier service) to the address set forth above, all amounts of interest currently due or past due in respect of the Indebtedness, with interest thereon calculated at twelve (12%) percent per annum through May 31, 1997 and eighteen percent (18%) per annum thereafter. Notwithstanding anything to the contrary set forth in the notes evidencing the amounts due Stockholder (the "Promissory Notes"), Stockholder agrees to extend the maturity date of each of the Promissory Notes to the earlier to occur of (i) November 30, 1997 or
         (ii) the IPO Closing (the "New Maturity Date"), and change the rate of interest due thereunder to eighteen percent (18.0%), which shall be payable monthly. In addition, the Promissory Notes are hereby amended, if required, to provide that the failure of the Maker to pay any principal amount when due shall also constitute an Event of Default thereunder. All amounts of principal and interest due under the Promissory Notes shall be payable on the New Maturity Date.
         Except as provided in this Article III, all other terms and conditions of the Promissory Notes shall remain in full force and effect."

         F. Section 3.2.  The Agreement is hereby amended by deleting Section
3.2 thereof in its entirety and inserting the following new Section 3.2 in lieu thereof:

         "SECTION 3.2. Default. In the event that the Company shall fail to pay when due any of its obligations under the Promissory Notes on the New Maturity Date, the Security Agreement attached as Exhibit B to the Agreement creating a lien on the Company's telephone system in favor of Stockholder shall become effective and enforceable as of the date of such default. The Security Agreement, along with the UCC-1 Financing Statements referred to therein, are being executed simultaneously with the execution and delivery of this Amendment and delivered to Brown Raysman Millstein Felder & Steiner LLP, as escrow agent pursuant to and in accordance with the terms of the escrow agreement attached hereto as Exhibit 1."

         G. Execution and Delivery of the Warrant. Simultaneously with the execution and delivery of this Amendment, the Company shall deliver to Stockholder the signed Warrant.

         H. No Other Amendments. Except as specifically amended hereby, the Agreement and all of the provisions thereof shall continue in full force and effect.





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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        800 TRAVEL SYSTEMS, INC.

                                        By:
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                                        PERRY TREBATCH





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